MillerKnoll, Inc. Amended and Restated Bylaws (Dated Effective April 18, 2023) ARTICLE I OFFICES Section 1. Registered Office. The registered office of the Corporation shall be as specified in the Articles of Incorporation or such other place as determined by the Board of Directors upon filing proper notice thereof with the State of Michigan. The Corporation shall keep records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record thereof, at its registered office or at the office of its transfer agent. Section 2. Other Offices. The business of the Corporation may be transacted in such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine, or as the business of the Corporation may require. ARTICLE II CAPITAL STOCK Section 1. Issuance of Stock and Stock Certificates. The Board of Directors, in its sole discretion and as necessary, may authorize the issuance of some or all of any class or series of the Corporation’s shares without certificates representing such shares. Such authorization shall not affect shares already represented by certificates until such certificates are surrendered to the Corporation. After the issuance of shares without certificates and within a reasonable time, the Corporation shall send the shareholder a written statement of the information normally required on certificates as mandated under the Michigan Business Corporation Act. Certificates, if specially requested by a shareholder, representing shares of the Corporation may be issued and shall be in such form as is approved by the Chief Executive Officer and the Vice President of Legal Affairs. Certificates signed by the chairman of the Board of Directors, vice chairman of the Board of Directors, president or a vice president, and may also be signed by another officer of the Corporation. The certificate may be sealed with the seal of the Corporation, or a facsimile thereof. The signatures of the officers may be facsimiles. If an officer who has signed, or whose facsimile signature has been placed upon, a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue. The Corporation’s records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the date when they respectively became holders of record thereof, shall be final and binding upon the shareholders and their successors and assigns for the purposes of determining the identity and location of each shareholder and the number, class and series of shares held by each shareholder. Section 2. Replacement of Lost or Destroyed Certificates. If a stock certificate is lost or destroyed, no new certificate shall be issued in place thereof until the Corporation has received from the registered holder such assurances, representations, warranties, and/or guarantees as the Exhibit 3.1

2 Board of Directors, in its sole discretion, shall deem advisable, and until the Corporation receives sufficient indemnification protecting it against any claim that may be made on account of such lost or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with sureties, if any, as the Board of Directors, in its sole discretion, deems advisable. Section 3. Transfer of Shares. Shares of stock of the Corporation shall be transferable only upon the books of the Corporation. The old certificates, if any, shall be surrendered to the Corporation by delivery thereof to the person in charge of the stock transfer books of the Corporation or to such other person as the Board of Directors may designate, properly endorsed for transfer, and such certificates shall be canceled if certificates are being used. If the Board has authorized the issuance of shares without certificates, after the transfer of shares and within a reasonable time, the Corporation rather than issue a certificate, may send the transferee shareholder a written statement of the information normally required on certificates as mandated under the Michigan Business Corporation Act. The Board of Directors may issue a new certificate if the transferred shareholder specifically requests it. The Corporation shall keep records containing the names and addresses of all shareholders, the number, class, and series of Shares held by each, and the date when they respectively became holders of record thereof, at its registered office. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim with respect thereto, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan. Section 4. Rules Governing Stock Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint a transfer agent and/or a registrar of transfer, and may require all such certificates to bear the signature of such transfer agent and/or of such registrar of transfers. Section 5. Record Date for Share Dividends, Distributions and Other Actions. For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board of Directors relating to the corporate action is adopted. Only shareholders of record on the date so fixed shall be entitled to receive payment of such Dividend or other distribution or allotment or rights or exercise such rights, as the case may be, notwithstanding the transfer of any Shares on the books of the Corporation after such record date. Section 6. Dividends. The Board of Directors, in its discretion, may from time to time declare and make a distribution to shareholders in respect of the Corporation’s outstanding shares, payable in cash, the Corporation’s shares or indebtedness, or the Corporation’s other property, including the shares or indebtedness of other corporations; provided, however, no such distribution shall be made if, after giving effect to the distribution, the Corporation would not be able to pay its debts as they become due in the usual course of business, or the Corporation’s total assets would

3 be less than its total liabilities plus the amount that would be needed if the Corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distributions. In addition, the Board of Directors, in its discretion from time to time may declare and direct the payment of a share dividend of the Corporation’s shares, issued pro rata and without consideration, to the Corporation’s shareholders or to the shareholders of one or more classes or series; provided, however, shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless (a) the Articles of Incorporation so authorize, (b) a majority of the votes entitled to be cast by the class or series to be issued approve the issue, or (c) there are no outstanding shares of the class or series to be issued. Section 7. Acquisition of Shares. Subject to the limitations of the Michigan Business Corporation Act, the Board of Directors may authorize the Corporation to acquire its own shares, and shares so acquired shall constitute authorized but unissued shares, except that shares of the Corporation acquired by it may be pledged as security for the payment of the purchase price of the shares and, until the purchase price is paid by the Corporation, such shares are not canceled and do not constitute authorized but unissued shares. In such event, the acquired and pledged shares shall not be voted directly or indirectly at any meeting or otherwise, shall not be counted in determining the total number of issued shares entitled to vote at any given time, and upon payment of the purchase price, shall be canceled and constitute authorized but unissued shares. ARTICLE III SHAREHOLDERS Section 1. Place of Meetings. Meetings of shareholders shall be (a) held at the registered office of the Corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors, provided, however, if a meeting of shareholders is to be held at a place other than the registered office of the Corporation the notice of the meeting shall designate such place and provided further a shareholder may not participate in such meeting by a conference telephone or by other means of remote communication except to the extent and in the manner determined by the Board of Directors or (b) conducted solely by means of remote communication, as may be determined from time to time by the Board of Directors. Section 2. Annual Meeting. Annual meetings of shareholders for election of directors and for such other business as may come before the meeting shall be held at a date and time designated by the Board of Directors after the end of each fiscal year of the Corporation. If the annual meeting is not held on the date and at the time so designated, the Board of Directors shall cause the meeting to be held as soon thereafter as is convenient. Section 3. Special Meetings. Special meetings of shareholders may be called by the chairman or vice chairman of the Board, the president or secretary and shall be called by one of them pursuant to resolution therefor by the Board of Directors, or upon receipt by them of a request

4 in writing, stating the purpose or purposes thereof, and signed by more than half of the non- employee directors. Section 4. Record Date for Notice and Vote. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall be not more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section 4 of Article III, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this Section 4 of Article III for the adjourned meeting. For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than ten (10) days after such resolution of the Board of Directors. If a record date is not fixed and prior action by the Board of Directors is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the Board of Directors is adopted. If a record date is not fixed and prior action by the Board of Directors is not required, the record date shall be the first date on which a signed written consent is delivered to the Corporation as provided in Section 47 of the Michigan Business Corporation Act. Section 5. Notice of Shareholders Meetings. Written notice of the time, place and purposes of any meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at the meeting. Such notice may be given by delivery in person to such shareholders or by mailing or electronically transmitting such notice to shareholders at their addresses as the same appear on the stock books of the Corporation. A shareholder’s attendance at a meeting, in person or by proxy, constitutes a waiver of the shareholder’s objection to lack of notice or defective notice of the meeting unless, at the beginning of the meeting, the shareholder objects to holding the meeting or transacting business at the meeting, and constitutes a waiver of the shareholder’s objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Section 6. Voting Lists. The Corporation’s officer or agent having charge of its stock transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series, and shall show the address of and number of shares held by each shareholder. The list shall be produced at the time and place of the meeting of shareholders and be subject to inspection by any shareholder at any time during the meeting. The list shall be prima

5 facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting. If for any reason the requirements with respect to the shareholder list specified in this Section 6 of Article III have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with, provided however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made. Section 7. Voting. Except as may otherwise be provided in the Articles of Incorporation or Bylaws of the Corporation, each shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent without a meeting, shall be entitled to one (1) vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, provided however, no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. For purposes of this Section 7 of Article III, without limiting the manner in which a shareholder may authorize another person or persons to act as proxy, a proxy granted by execution of a writing, facsimile, or other means of electronic transmission to the person or persons who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission, shall constitute valid means of granting proxy authority. A vote may be cast either orally or in writing as announced or directed by the chairperson of the meeting prior to the taking of the vote. When an action is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by express requirement of the Michigan Business Corporation Act, the Articles of Incorporation or these Bylaws, in which case such express provision shall govern and control the decision of such question. Section 8. Quorum; Adjournments; Postponement. Except as may otherwise be provided in the Articles of Incorporation, shares entitled to cast a majority of the votes at a meeting constitute a quorum. Any meeting of the shareholders may be adjourned from time to time, whether or not there is a quorum, at any time, by a vote of a majority of the shares present or by the chairman of the meeting or pursuant to a resolution of the Board of Directors. Shareholders present in person or by proxy at any meeting of shareholders at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. No notice of the time and place of adjourned meetings need be given except as required by the Michigan Business Corporation Act. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled meeting of the shareholders. Section 9. Conduct of Meetings. The chairman of the Board of Directors or the chairman’s designee (or, in the absence or inability to act of such person, the president, or if none or in the president’s absence or inability to act, a vice president, or, if none of the foregoing is present or able to act, a chair to be chosen by the holders of a majority of the shares entitled to vote who are present in person or by proxy at the meeting) shall call meetings of the shareholders to order and shall act as chairman of such meetings. The secretary of the Corporation shall act as secretary of all meetings of shareholders but, in the absence of the secretary at any meeting of shareholders or the secretary’s inability or election not to act as secretary, the chairman may

6 appoint any person to act as secretary of the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of a meeting of the shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of a meeting of the shareholders. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on; and (f) restricting the use of cell phones, audio or video recording devices and similar devices at the meeting. Section 10. Inspector of Elections. The Board of Directors may, in advance of meeting of shareholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed or an appointed inspector fails to appear or act, the person presiding at the meeting of shareholders may and, on request of a shareholder entitled to vote thereat, shall appoint one or more persons to fill such vacancy or vacancies, or to act as inspector. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. Section 11. Notification of Nominations. (a) Nominations for the election of directors may be made by the Board of Directors or by a shareholder entitled to vote in the election of directors. A shareholder entitled to vote in the election of directors, however, may make such a nomination only if the provisions of this Section 11 of Article III are complied with, including if written notice of such shareholder’s intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation at its principal executive office (i) with respect to an election to be held at an annual meeting of shareholders, not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting provided that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such

7 meeting is first made by the Corporation, and (ii) with respect to an election to be held at a special meeting of shareholders called for that purpose, not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment, recess, rescheduling or postponement of a meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above. For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute nominations following the expiration of the applicable time periods set forth herein. For purposes of these Bylaws, “public announcement” shall mean any method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public or the furnishing or filing of any document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. (b) Each shareholder’s notice of intent to make a nomination must: (i) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (A) the names and addresses of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and any persons that are acting in concert therewith, (B) the following information (1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner, and their respective affiliates or associates, or others acting in concert therewith, (2) any option, warrant, swap, convertible security, stock appreciation right, or similar right, contract, arrangement, or device with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any security of the Corporation, or with a value derived in whole or in part from the value of any security of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any security of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any security of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any security of the Corporation, whether or not such instrument, right, contract, arrangement, or device shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, whether or not the holder of or party to such instrument, right, contract, arrangement or device would be deemed to be the beneficial owner of any security of the Corporation and whether or not the shareholder of record, the beneficial owner, if any, or any of their respective affiliates or associates, or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, right, contract, arrangement or device, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of securities of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, such beneficial owner or any

8 of their respective affiliates or associates, or others acting in concert therewith, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith has, or pursuant to any proxy, contract, understanding or relationship may acquire, any right to vote any security of the Corporation, including the right to vote shares borrowed to cover a short position, (4) any short interest in any security of the Corporation (for purposes of these Bylaws, a “short interest” means any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, directly or indirectly, the intent, purpose or effect of which may be to mitigate loss to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership, or reduce the economic risk (of ownership or otherwise) of any security of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, with respect to any security of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any security of the Corporation), (5) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such shareholder, such beneficial owner or their respective affiliates or associates, or others acting in concert therewith, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interests in the manager or managing member of such general or limited partnership or similar entity, (7) any performance-related fees (other than an asset-based fee) to which such shareholder, such beneficial owner or their respective affiliates or associates, or others acting in concert therewith, is entitled based on any increase or decrease in the value of shares of the Corporation, or Derivative Instruments or short interests, if any, as of the date of such notice, (8) any direct or indirect interest, including significant equity interests or any Derivative Instruments or short interests, in any principal competitor of the Corporation held by such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, and (9) any direct or indirect interest of such shareholder, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith, in any contract with, or any litigation involving, the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (C) a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act), (D) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to

9 be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith, if any, and (E) any other applicable information relating to such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) include, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, a representation that such shareholder (A) is a holder of record of stock of the Corporation entitled to vote at such meeting, (B) will continue to hold such stock through the date on which the meeting is held, (C) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (D) intends to deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the voting power of all of the outstanding stock of the Corporation entitled to vote in the election of directors, or any such other percentage required under applicable law, and (E) has complied with all applicable federal, state and other legal requirements in connection with its acquisition of stock or other securities of the Corporation and such person’s acts or omissions as a shareholder of the Corporation; and (iii) set forth, as to each person whom the shareholder proposes to nominate for election or reelection to the Board of Directors (A) the name, age, business and residence address of such person; (B) the principal occupation or employment of such person (present and for the past five (5) years); (C) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in a proxy statement and form of proxy card as a nominee and a written statement of intent to serve as a director for a full term if elected); and (D) a description of all direct and indirect compensation and other material monetary agreements, agreements, and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (iv) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose

10 behalf the nomination is being made, a form of irrevocable resignation that will be effective upon the Board of Director’s acceptance of such resignation in accordance with Section 16 of Article IV and a written representation (each in the form provided by the Secretary, which form shall be provided by the Secretary upon written request of any shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, provided that such written request identifies both the shareholder making such request and the beneficial owner, if any, on whose behalf such request is being made), that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of Corporation, will act or vote on any issue or matter (a “Voting Agreement”) that has not been disclosed to the Corporation or (2) any Voting Agreement that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with his or her service as a Director of the Corporation, (C) in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and other policies and guidelines of the Corporation, and (D) agrees to promptly provide to the Corporation such other information as the Corporation may reasonably request. The Corporation may also, as a condition to any such nomination being deemed properly brought before a meeting, require any shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, or any proposed nominee, to deliver to the Secretary, within five (5) business days of any such request, such other information as may reasonably be required by the Corporation or the Board of Directors, in its sole discretion, to determine (x) the eligibility of such proposed nominee to serve as a director of the Corporation, (y) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation or (z) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. (c) Notwithstanding anything to the contrary in this Section 11 of Article III, to the extent the shareholder of record giving the notice is acting solely at the direction of the beneficial owner and not also on its own behalf or in concert with a beneficial owner, and is not an affiliate or associate or such beneficial owner, information otherwise required by clauses (B), (D) and (E) of Section 11(b)(i) of Article III and clauses (D) and (E) of Section 11(b)(ii) of Article III shall not be required of or with respect to such shareholder of record. (d) In addition, the shareholder giving the notice pursuant to this Section 11 of Article III shall deliver to the Corporation no later than five (5) business days prior to the date of

11 the meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled, or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act. (e) The chairman of the meeting shall have the power to determine whether the nomination of any person nominated by a shareholder was made in accordance with the applicable requirements of these Bylaws, and may refuse to acknowledge any nomination not made in strict compliance therewith. (f) For purposes of these Bylaws, “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership and the term “registrant” as used in such definition shall be deemed to also include any shareholder giving a notice (or beneficial owner on whose behalf such notice is given) under this Section 11 of Article III or Section 12 of Article III. For purposes of Section 11(b)(i)(B) of Article III, “beneficial owner” shall have the meaning ascribed thereto under Section 13(d) of the Exchange Act, except that a person will also be deemed to be the beneficial owner of securities or other interests which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any securities or under any agreement, arrangement or understanding (whether or not in writing), regardless of when such right may be exercised and regardless of whether or not they are conditional, and “beneficially own,” “own beneficially” and similar constructions shall have correlative meanings. For other purposes under these Bylaws, “beneficial owner” shall have the meaning ascribed thereto under Section 13(d) of the Exchange Act, and “beneficially own,” “own beneficially” and similar constructions shall have correlative meanings. Section 12. Notification of Other Shareholder Proposals. (a) The Board of Directors of the Corporation shall submit for consideration and vote by the shareholders, at any meeting of the shareholders, only those proposals that are first brought before the meeting by or at the direction of the Board of Directors, or by any shareholder entitled to vote at such meeting (i) who submits to the Corporation a timely Notice of Proposal, in accordance with the requirements of this Section 12 of Article III and the proposal is a proper subject for action by shareholders under Michigan law, or (ii) whose proposal is included in the Corporation’s proxy materials in compliance with all the requirements set forth in the applicable rules and regulations of the Securities and Exchange Commission. (b) Each shareholder’s Notice of Proposal shall at a minimum set forth the following information: (i) The information required to be set forth in a notice under Section 11(b)(i) of Article III and Section 11(b)(ii) of Article III; (ii) A brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest

12 of such shareholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business; (iii) The text of the business proposal (including the text of any resolutions proposed for consideration and, in the event that such proposal includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment); and (iv) A description of all agreements, arrangements and understandings between such shareholder, such beneficial owners, and each of their respective affiliates or associates or others acting in concert therewith, on the one hand, and any other person or persons (including their names), on the other hand in connection with the proposal of such business by such shareholder. (c) A Notice of Proposal must be given, either by personal delivery or by United States mail postage prepaid, and received by the Corporation at its principal executive office with respect to an annual meeting of shareholders, not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting, provided that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. A Notice of Proposal to be considered at a special meeting of shareholders must be given in the manner set forth above and be received not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment, recess, rescheduling or postponement of a meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above. For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute proposals following the expiration of the applicable time periods set forth herein. No Notice of Proposal may be in excess of five hundred (500) words. The Secretary of the Corporation shall notify a shareholder in writing whether his or her Notice of Proposal has been made in accordance with all the requirements of this Section 12 of Article III. The chairman of the meeting shall have the power to determine whether the proposal of any shareholder was made in accordance with all applicable requirements of these Bylaws, and may refuse to acknowledge any proposal not made in strict compliance therewith. Section 13. Additional Requirements. (a) In addition, to be considered timely, a shareholder’s notice pursuant to Section 11 of Article III or Section 12 of Article III shall further be updated and supplemented, if

13 necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the shareholders of record entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof) and as of the date that is ten (10) days prior to the meeting (or any adjournment, recess, rescheduling or postponement thereof), and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than (i) the later of (A) ten (10) days after the record date for determining the shareholders of record entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof) or (B) the first public announcement of the date of notice of such record date in the case of the update and supplement required to be made as of the record date, and (ii) eight (8) days prior to the date for the meeting (or any adjournment, recess, rescheduling or postponement thereof) in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. The obligation to update and supplement as set forth in this Section 13(a) of Article III or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or business proposal or to submit any new nomination or business proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the shareholders. (b) Notwithstanding the provisions of these Bylaws, a shareholder giving the notice shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws. (c) Only persons who are nominated by or at the direction of the Board of Directors, or by shareholders in accordance with the procedures set forth in Section 11 of Article III shall be eligible to be elected at a meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting by or at the direction of the Board of Directors, or by shareholders in accordance with the procedures set forth in Section 12 of Article III. (d) Notwithstanding the foregoing provisions of Section 11 of Article III and Section 12 of Article III, if the shareholder giving the notice (or a qualified representative thereof) does not appear at the meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. ARTICLE IV DIRECTORS Section 1. Authority and Size of Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of the preferred stock voting separately as a class or classes) that shall constitute the Board of

14 Directors shall be that number determined by the Board of Directors from time to time, but not less than nine (9) directors nor more than thirteen (13) directors. Section 2. Classification of Board and Filling of Vacancies. Subject to applicable law, the directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. The directors of the first class shall hold office until the annual meeting of stockholders to be held in 1984 and until their respective successors are duly elected and qualified or their resignation or removal. The directors of the second class shall hold office until the annual meeting of stockholders to be held in 1985 and until their respective successors are duly elected and qualified or their resignation or removal. The directors of the third class shall hold office until the annual meeting of stockholders to be held in 1986 and until their respective successors are duly elected and qualified or their resignation or removal. Subject to the foregoing and to the last sentence of this first paragraph of Section 2 of Article IV, at each annual meeting of stockholders, commencing at the annual meeting to be held in 1984, the successors to the class of directors whose term shall then expire shall be elected to hold office until the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal. Any vacancies in any class of the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by vote of a majority of the Continuing Directors and at least eighty percent (80%) of the Board of Directors, and any directors so chosen shall hold office until the next annual meeting and until their respective successors shall be duly elected and qualified or their resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director. No person shall be elected as a director after he or she attains age seventy- two (72), and a director who attains age seventy-two (72) while in office shall be required to tender his or her written resignation, which resignation shall be effective as of (or no later than) the annual meeting of stockholders at or immediately after which such person attains age seventy-two (72). Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation (a) the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders and vacancies created with respect to any directorship of the directors so elected may be filled in the manner specified by such preferred stock, and (b) this Section 2 of Article IV shall be deemed to be construed and/or modified so as to permit the full implementation of the terms and conditions relating to election of directors of any series of preferred stock that has been or may be designated by the Board of Directors. Section 3. Resignation and Removal of Directors. A director may resign by written notice to the Corporation, which resignation is effective upon its receipt by the Corporation or at a subsequent time as set forth in the written notice of resignation. Notwithstanding any other provisions of the Articles of Incorporation or the Bylaws of the Corporation, any one or more directors of the Corporation may be removed at any time, with or without cause, but only by either (a) the affirmative vote of a majority of the Continuing Directors and at least eighty percent (80%) of the Board of Directors, or (b) the affirmative vote, at a meeting of the stockholder called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

15 Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provision of this Section 3 of Article IV shall not apply with respect to the director or directors elected by such holders of preferred stock. Section 4. Place of Meetings and Records. The directors shall hold their meetings and maintain the minutes of the proceedings of meetings of shareholders, Board of Directors, and committees, if any, and keep the books of records of account for the Corporation in such place or places, within or outside the State of Michigan, as the Board of Directors may from time to time determine. Section 5. Annual Meetings of Directors. The Board of Directors shall meet annually, without notice other than this Bylaw, at the same place and immediately after the annual meeting of the shareholders, or at such other time and place as may be fixed by resolution of the Board of Directors. Section 6. Regular Meetings of the Board. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors or by the chairman or vice chairman of the Board of Directors, or the president. Any notice given of a regular meeting need not specify the business to be transacted or the purpose of the meeting. Section 7. Special Meetings of the Board. Special meetings of the Board of Directors may be called by the chairman or vice chairman of the Board of Directors or the president on at least two (2) days’ notice to each director by mail or overnight courier or twenty-four (24) hours’ notice either personally, by telephone, by facsimile or by electronic transmission. Special meetings shall be called by any one of them in like manner and on like notice on the written request of any two (2) directors. The notice need not specify the business to be transacted or the purpose of the special meeting. The notice shall specify the place of the special meeting. Section 8. Meeting Attendance or Participation as Waiver of Notice. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. Section 9. Meeting Participation by Means of Communication Equipment. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone, video conference or similar communication equipment by means of which all persons participating in the meeting can communicate with the other participants, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting. Section 10. Quorum and Vote. At all meetings of the Board of Directors or a committee thereof, a majority of the members of the Board of Directors then in office or members of such committee, but not less than two (2) (if there are at least two members of the Board of Directors

16 or such committee) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board of Directors or the committee. If a quorum shall not be present at any meeting of the Board of Directors or a committee, the members present may adjourn the meeting from time to time and to another place without notice other than announcement at the meeting until a quorum shall be present. Section 11. Action Without Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if, before or after the action, all members of the Board of Directors then in office or of such committee consent thereto in writing. Such written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee. The consent has the same effect as a vote of the Board of Directors or such committee for all purposes. Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any committee. In the absence or in the event of the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A committee and each member thereof shall serve at the pleasure of the Board. Any committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No committee, however, shall have the power or authority to amend the Articles of Incorporation or Bylaws of the Corporation, adopt an agreement of merger or share exchange, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or fill vacancies in the Board of Directors. No committee shall have the power or authority to declare a distribution, dividend or authorize the issuance of shares unless such power is granted to such committee by specific resolution of the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. If a committee is designated as an Executive Committee, its members shall consist of the Chairman and/or Chief Executive Officer, and such other directors as shall be designated by the Board of Directors. Section 13. Compensation. By affirmative vote of a majority of directors in office, and irrespective of the personal interest of any of them, the Board of Directors may establish reasonable compensation for directors for services to the Corporation as directors, officers, or members of committees. Directors may be paid a fixed sum for attendance at each meeting of the Board of Directors or of a committee, or an annual salary or retainer, or issued shares of company common

17 stock or any combination of the above. Directors may also be reimbursed for reasonable expenses incurred in attending each meeting of the Board of Directors or meeting of a committee. Section 14. Directors Emeritus. A director who has served the Corporation with distinction and who has retired from the Board of Directors may be elected a Director Emeritus by the affirmative vote of a majority of the full Board of Directors. A Director Emeritus shall be elected for life, subject only to his or her resignation or removal by a vote of a majority of the full Board of Directors. A Director Emeritus shall not have any of the responsibilities or liabilities of a director, or any of a director’s rights, powers, privileges, or compensation. Reference in these Bylaws to “directors” shall not mean or include Directors Emeritus. Section 15. Evaluation of Certain Offers. The Board of Directors shall not approve, adopt or recommend any offer of any person or entity, other than the Corporation, to make a tender or exchange offer for any capital stock of the Corporation, to merge or consolidate the Corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the Corporation unless and until the Board of Directors shall have first evaluated the offer and determined that the offer would be in compliance with all applicable laws and that the offer is in the best interests of the Corporation and its shareholders. In connection with its evaluation as to compliance with laws, the Board of Directors may seek and rely upon an opinion of legal counsel independent from the offeror and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the Corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant, including without limitation: (a) The adequacy and fairness of the consideration to be received by the Corporation and/or its shareholders under the offer considering historical trading prices of the Corporation’s stock, the price that might be achieved in a negotiated sale of the Corporation as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers and the future prospects for this Corporation and its business; (b) The potential social and economic impact of the offer and its consummation on this Corporation, its employees, customers and vendors; and (c) The potential social and economic impact of the offer and its consummation on the communities in which the Corporation and any subsidiaries operate or are located. Section 16. Election. (a) Except as set forth in this Section 16 of Article IV, a majority of the votes cast at any meeting of the shareholders for the election of directors at which a quorum is present shall elect directors. For purposes of this Section 16 of Article IV, a “majority of the votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “for” and “against” that director’s election and direction to withhold authority in each case and exclude abstentions and broker non-votes with respect to that director’s election. In the event of a Contested Election

18 (as defined herein), directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 16 of Article IV, a “Contested Election” is an election of directors of the Corporation as to which the Chairman of the Board of Directors determines that, at the Determination Date (as defined herein), the number of persons properly nominated to serve as directors exceeds the number of directors to be elected in such election. The “Determination Date” is (i) the day after the meeting of the Board of Directors at which the nominees for director of the Board of Directors for such election are approved, when such meeting occurs after the last day on which a shareholder may propose the nomination of a director for election in such election pursuant to the Articles of Incorporation or these Bylaws, or (ii) the day after the last day on which a shareholder may propose the nomination of a director for election in such election pursuant to these Bylaws, when the last day for such a proposal occurs after the meeting of the Board of Directors at which the nominees for director of the Board of Directors for such election are approved, whichever of clause (i) or (ii) is applicable. This determination that an election is a Contested Election shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. In all cases, once an election is determined to be a Contested Election, directors shall be elected by the vote of a plurality of the votes cast. (b) If, in an election of directors that is not a Contested Election, neither an incumbent director nominated for election nor any successor to such incumbent is elected, such incumbent director shall, promptly following certification of the shareholder vote, offer his or her resignation to the Board of Directors for consideration. Promptly after the Board of Directors receives such a resignation, the Governance and Corporate Responsibility Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action is recommended. In reaching its decision, the Board of Directors will consider the Governance and Corporate Responsibility Committee’s recommendation and may consider any other factors it deems relevant. The Board of Directors will act on the resignation within ninety (90) days following the certification of the shareholder vote for the meeting and will promptly publicly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a public announcement, which may include or consist of a posting on the Corporation’s website. Any director who tenders a resignation pursuant to this Section 16 of Article IV will not participate in the deliberations of the Governance and Corporate Responsibility Committee or in the Board of Directors’ consideration of the Governance and Corporate Responsibility Committee’s recommendation with respect to such resignation. If a majority of the members of the Governance and Corporate Responsibility Committee tender a resignation pursuant to this Section 16 of Article IV as a result of the same election, then the independent directors (as determined pursuant to the Board Governance Guidelines) who are on the Board of Directors who were not required to submit a resignation shall constitute a committee of the Board of Directors for the purpose of considering the tendered resignations, making recommendations to the Board of Directors to accept or reject the tendered resignations or making recommendations to take other actions. If there are no such independent directors, then all of the independent directors, excluding the director whose tendered resignation is being considered, without further action of the Board of Directors, shall constitute a committee of the Board of Directors for the purpose of considering the tendered resignations, making recommendations to the Board of Directors to accept or reject the tendered resignations or making recommendations to take other actions. If an incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual

19 meeting and until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. (c) If a director’s resignation is accepted by the Board of Directors pursuant to this Section 16 of Article IV or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy as provided under the Michigan Business Corporation Act and pursuant to the Articles of Incorporation or may decrease the size of the Board of Directors pursuant to the Articles of Incorporation and these Bylaws. (d) The Board of Directors will nominate for election or re-election as director only candidates who agree in writing to tender an irrevocable resignation that will be effective upon the Board of Director’s acceptance of such resignation in accordance with this Section 16 of Article IV. In addition, the Board of Directors will fill director vacancies and new directorships only with candidates who agree in writing to tender the same form of resignation tendered by other directors in accordance with this Section 16 of Article IV. ARTICLE V OFFICERS Section 1. Officers. The officers of the Corporation shall consist of a president, a treasurer, and a secretary, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect a chairman of the Board of Directors, a vice chairman of the Board of Directors, and one or more vice presidents (the number thereof to be determined by the Board of Directors) and such assistant secretaries and assistant treasurers as desired. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. None of the officers of the Corporation, other than the chairman, the vice chairman, and the president need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting of Shareholders and may be elected at any other meeting. Any two or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged or verified by two or more officers. Section 2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board may, by specific resolution, empower the chairman, the president or the Executive Committee, if such a committee has been designated by the Board, to appoint such officers or agents and to determine their powers and duties. Section 3. Removal. The chairman, vice chairman and president may be removed at any time, with or without cause, but only by the affirmative vote of a majority of the whole Board of Directors. All vice presidents, the secretary and the treasurer may be removed at any time, with or without cause, by the president or by majority vote of directors present at any meeting. Any assistant secretary or assistant treasurer, or subordinate officer or agent appointed pursuant to Section 2 of this Article V, may be removed at any time, with or without cause, by majority vote

20 of directors present at any meeting, by the president, or by any committee or other officer empowered so to do by resolution of the Board. Section 4. Chairman and Vice Chairman. The chairman of the Board of Directors shall preside at all meetings of the Board of Directors and at all meetings of shareholders. The chairman shall also perform such other duties as from time to time may be assigned to him or her by the Board of Directors. If the chairman dies or is unable to perform the duties of the chairman for any other reason, the vice chairman shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. The vice chairman shall not succeed to any of the other rights, powers or duties of the chairman. The vice chairman shall also perform such other duties as from time to time may be assigned to him or her by the Board of Directors. Section 5. President. The president shall be the chief executive officer of the corporation, shall have general supervision, direction and control of the business of the Corporation and shall have the general powers and duties of management usually vested in or incident to the office of the president and chief executive officer of a corporation. The president shall be a member of the Executive Committee, if such a committee is designated by the Board of Directors. In the absence or inability to act of the chairman and vice chairman of the Corporation, the president shall preside at all meetings of the shareholders and all meetings of the Board of Directors. The president shall also have such other powers and duties as from time to time may be assigned to him or her by the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, the president shall execute bonds, mortgages and other contracts on behalf of the Corporation and shall cause the seal to be affixed to any instrument requiring it. If the president dies or becomes unable to perform the duties of this office for any other reason, the Board of Directors shall appoint a successor to be the president of the Corporation. Section 6. Vice Presidents. Each vice president shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors, and may be designated by such special title as the Board of Directors shall approve. Section 7. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the president, taking proper vouchers for such disbursements. The treasurer shall render to the president and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation. In general, the treasurer shall perform all the duties incident to the office of treasurer and such other duties as may be assigned to him or her by the Board of Directors or the president. Section 8. Secretary. The secretary shall give, or cause to be given, notice of all meetings of shareholders and directors required by law or by these Bylaws, and all other notices so required. If the secretary is absent or refuses or neglects, so to do, any such notice may be given by any person directed to do so by the chairman or vice chairman of the Board of Directors, the

21 president, or by the directors upon whose written request the meeting is called as provided in the Bylaws. Unless otherwise directed by the Board of Directors, the secretary shall record all the proceedings of the meetings of the Corporation and of the directors in one or more books to be kept for that purpose, and shall perform all duties incident to the office of the secretary and such other duties as may be assigned to him or her by the directors, the chairman of the Board of Directors, or the president. The secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors, the chairman of the Board of Directors, or the president, and attest the same. Section 9. Assistant Treasurers and Assistant Secretaries. Assistant treasurers and assistant secretaries, if any shall be elected, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the treasurer or the secretary, respectively, or by the president or the Board of Directors. Section 10. Salaries. The salaries and other compensations of the officers shall be fixed from time to time by or under the direction of the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he or she is also a director of the Corporation. Section 11. Bonds. If the Board of Directors shall so require the treasurer, any assistant treasurer and any other officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices and any other conditions approved by the Board of Directors. ARTICLE VI CONTRACTS, LOANS, CHECKS AND DEPOSITS Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Section 2. Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authorization may be general or confined to specific instances. Section 3. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

22 ARTICLE VII MISCELLANEOUS Section 1. Fiscal Year. The fiscal year of this Corporation shall end on the Saturday nearest the 31st day of May in each year. Section 2. Notices. Whenever any written notice is required to be given under the provisions of any law, the Articles of Incorporation for this Corporation, or by these Bylaws, it shall not be construed or interpreted to mean personal notice, unless expressly so stated, and any notice so required shall be deemed to be sufficient if given in writing by facsimile or other electronic transmission, overnight courier or first class mail. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the Michigan Business Corporation Act. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings, except as otherwise provided by law or these Bylaws. Section 3. Waiver of Notice. Whenever any notice is required to be given under the provisions of any law, or the Articles of Incorporation for this Corporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Section 4. Voting of Securities. Securities of another corporation, foreign or domestic, standing in the name of this Corporation, which are entitled to vote shall be voted, in person or by proxy, by the chairman of the Board of Directors or the president of this Corporation or by such other or additional persons as may be designated by the Board of Directors. Section 5. Seal. The corporate seal of the Corporation shall be in such form as may be authorized and adopted by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Section 6. Proxies. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors. ARTICLE VIII INDEMNIFICATION Directors and officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in the connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise and whether formal or informal) in which a director or officer is a witness or which is brought against a director or officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Corporation or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or officer was serving at the request of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may

23 purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article VIII. The provisions of this Article VIII shall be applicable to actions, suits or proceedings, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors, officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other person referred to in this Article VIII. The right of indemnity provided pursuant to this Article VIII shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise different from those set forth in, or provided pursuant to, or in accordance with, this Article VIII. Any amendment, alteration, modification, repeal or adoption of any provision in these Bylaws inconsistent with this Article VIII shall not adversely affect any indemnification right or protection of a director, officer, employee or other person of the Corporation existing at the time of such amendment, alteration, modification, repeal or adoption. In addition, in connection with an action or suit brought by or in the right of the Corporation as described in Section 562 of the Michigan Business Corporation Act, a director shall be indemnified as of right to the fullest extent permitted by law for expenses, including attorneys’ fees, actually and reasonably incurred. ARTICLE IX FORUM FOR ADJUDICATION OF DISPUTES Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the State of Michigan located in Ottawa County, Michigan, and the United States District Court for the Western District of Michigan shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the Michigan Business Corporation Act, as may be amended from time to time, or (d) any action asserting a claim governed by the internal affairs doctrine. ARTICLE X AMENDMENTS Except as otherwise provided below, these Bylaws may be added to, altered, amended or repealed and new and other bylaws may be made, altered or added to by a vote of a majority of the members of the Board of Directors then in office at any regular or special meeting of the Board, and without prior notices of intent to do so, except that neither Section 2 or 3 of Article IV shall be amended unless such amendment is adopted by the affirmative vote of a majority of the Continuing Directors and at least eighty percent (80%) of the Board of Directors, and these Bylaws may also be added to, altered, amended or repealed and new or other bylaws made and adopted by vote of the holders of a majority of the voting shares of capital stock issued and outstanding at any annual or special meeting, unless a greater plurality is required by law or by the Articles of Incorporation, if notice of the proposed alteration or repeal of the bylaw to be made is contained in the notice of such meeting. Notwithstanding the foregoing, Section 1 of Article IV may not be

24 modified except by the affirmative vote of the holders of the majority of the voting shares of capital stock issued and outstanding at any annual or special meeting. The foregoing Bylaws, adopted by the Board of Directors on March 18, 1986, have been restated in their entirety to incorporate amendments adopted by the Board of Directors on November 17, 1987, December 22, 1987, May 10, 1988, July 11, 1990, and October 4, 1990, January 6, 1997, October 1, 2002, January 13, 2004 and April 25, 2005, September 24, 2007, April 22, 2008, July 21, 2008, April 18, 2011, October 6, 2014, July 2015, July 2018, April 2019, November 1, 2021 and April 18, 2023.